Exhibit 10.2

LEONABIO, INC.

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the LeonaBio, Inc. 2026 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices, and addenda attached hereto (together, the “Option Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share: $

Total Number of Shares Granted:

Total Exercise Price: $

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Option Agreement or any other written agreement between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Option, this Option shall vest and be exercisable, in whole or in part, according to the following vesting schedule:

[ ]

Termination Period:

This Option shall be exercisable, to the extent vested, for [ ] after Participant ceases to be a Service Provider, unless (x) such cessation is due to Participant’s Disability, in which case this Option shall be exercisable, to the extent vested, for [ ] after Participant ceases to be a Service Provider, or (y) such cessation is due to Participant’s death or Participant dies within three (3) months following such date of cessation, in which case this Option shall be exercisable, to the extent vested, for [ ] after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	LEONABIO, INC.

Signature	Signature

Print Name	Print Name

Title

Residence Address:

Exhibit 10.2

EXHIBIT A

LEONABIO, INC.

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.
Grant of Option.
(a)
The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
(b)
For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
(c)
For non-U.S. taxpayers, the Option will be designated as an NSO.
2.
Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Option Agreement or other written agreement between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3.
Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.
Exercise of Option.
(a)
Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)
Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Tax Obligations (as defined below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Tax Obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5.
Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)
cash;
(b)
check;
(c)
consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)
if Participant is a U.S. employee, surrender of other Shares which (i) shall be valued at its fair market value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for Participant’s country (including the Country Addendum, as defined below).

6.
Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
7.
Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

8.
Tax Obligations.
(a)
Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.
(b)
Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to such Tax Obligations, (iii) having the amount of such Tax Obligations withheld from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to such Tax Obligations, (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise), or (vi) such other means as the Administrator deems appropriate. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to Participant. The Company may withhold or account for Tax Obligations by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or the Service Recipient. Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not satisfied at the time they are due.
(c)
Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(d)
Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.
9.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10.
Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

11.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
12.
Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(b)
all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;
(c)
Participant is voluntarily participating in the Plan;
(d)
the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;
(e)
the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)
the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;
(g)
if the underlying Shares do not increase in value, the Option will have no value;
(h)
if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i)
for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);
(j)
unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)
the following provisions apply only if Participant is providing services outside the United States:
(i)
the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;
(ii)
Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and
(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.
14.
Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15.
Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at LeonaBio, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, or at such other address as the Company may hereafter designate in writing.
16.
Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restriction on transfer herein set forth, this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.
17.
Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
18.
Language. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
19.
Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.
20.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.
22.
Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.
23.
Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.
24.
Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.
25.
Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option.
26.
No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
27.
Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.

28.
Restrictions on Sales of Securities. By accepting the Options, Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s Insider Trading Policy as may be in effect from time to time.
29.
Clawback. This Award shall be subject to the Company’s Compensation Recovery Policy in effect as of the Date of Grant, as may be amended from time to time to comply with Applicable Laws (the “Clawback Policy”). The Administrator, in its sole discretion, may require Participant forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

* * *

EXHIBIT B

LEONABIO, INC.

2026 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXERCISE NOTICE

LeonaBio, Inc.

[ ]

Attention: [ ]

1.
Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of LeonaBio, Inc. (the “Company”) under and pursuant to the 2026 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____, including the Notice of Stock Option Grant, and the Terms and Conditions of Stock Option Grant attached as Exhibit A thereto and other exhibits, appendices and addenda attached thereto (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used in this Exercise Notice will be ascribed the same defined meanings as set forth in the Option Agreement (or the Plan or other written agreement as specified in the Option Agreement).
2.
Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any Tax Obligations to be paid in connection with the exercise of the Option.
3.
Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
4.
Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.
5.
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.
Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties to the maximum extent permitted by law.
7.
Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.
8.
Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. The Plan and the Option Agreement (including this Exercise Notice and any exhibits, appendices, and addenda attached to the Notice of Stock Option Grant of the Option Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by: PARTICIPANT	Accepted by: LEONABIO, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

APPENDIX A

LEONABIO, INC.

2026 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option awarded to Participant under the Plan if he or she resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Options is granted, the Company, in its discretion, shall determine to what extent the terms and conditions contained herein shall apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [______]. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.